UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016 (November 16, 2016)

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2016, New Enterprise Stone & Lime Co., Inc. (the “Company”) and Paul I. Detwiler, Jr. and Donald L. Detwiler (the “Stockholders”) adopted Amendment No. 2 (the “Amendment”) to the Stock Restriction and Management Agreement, as amended (the “Stockholders’ Agreement”) to, among other things, modify the requirements of a Qualified Transferee and to eliminate the Designated Directors (in each case, as defined in the Stockholders’ Agreement).

The foregoing description of the Amendment is only a summary and is qualified in its entirety by the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, James W. Van Buren resigned from the Company’s board of directors (the “Board”) and from the Executive Committee of the Board. Mr. Van Buren’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 Stock Restriction and Management Agreement, dated as of December 2, 2016, between New Enterprise Stone & Lime Co., Inc., Paul I. Detwiler, Jr. and Donald L. Detwiler

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
Director and President, Chief Executive Officer and Secretary

Date: December 6, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 Stock Restriction and Management Agreement, dated as of December 2, 2016, between New Enterprise Stone & Lime Co., Inc., Paul I. Detwiler, Jr. and Donald L. Detwiler